                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.1a-11(c) or (S) 240.1a-12

                           BAKER HUGHES INCORPORATED
                      -----------------------------------
                (Name of Registrant as Specified In Its Charter)

                           BAKER HUGHES INCORPORATED
                       --------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;*

  4) Proposed maximum aggregate value of transaction:

  *Set forth amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount previously paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

Notes:

                           BAKER HUGHES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 25, 1995

  The Annual Meeting of the Stockholders of Baker Hughes Incorporated will be held at the offices of the Company, 3900 Essex Lane, Suite 210, Houston, Texas on Wednesday, January 25, 1995, at 11:00 a.m., for the purpose of considering and voting on:

  1. Election of four directors to serve for a three year term.

  2. Approval of 1995 Employee Annual Incentive Compensation Plan.

  3. Approval of 1995 Stock Award Plan.

  4. Approval of Amendment to the 1987 Employee Stock Purchase Plan to increase the authorized shares purchasable under the Plan by 2,000,000.

  5. Stockholder Proposal No. 1 on implementation of the MacBride Principles in Northern Ireland.

  6. Such other business as may properly come before the meeting and any adjournment thereof.

  The Board of Directors has fixed December 7, 1994 as the record date for determining the stockholders of the Corporation entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Corporation of record at the close of business on such date will be entitled to notice of and to vote at said meeting or adjournment.

                                     By order of the Board of Directors,

                                     Lawrence O'Donnell, III
                                     Secretary

Houston, Texas
December  , 1994



   TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (hereinafter called the "Corporation," "Company" or "Baker Hughes"), to be voted at the Annual Meeting of Stockholders on Wednesday, January 25, 1995, and at any and all adjournments thereof. Baker Hughes was formed as a result of the combination of Baker International Corporation ("Baker") and Hughes Tool Company ("Hughes") on April 3, 1987.

  Solicitation of proxies by mail is expected to commence on December , 1994, and the cost thereof will be borne by the Corporation. In addition to such solicitation by mail, certain of the directors, officers and regular employees of the Corporation may, without extra compensation, solicit proxies by telephone, telegraph and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Corporation for postage and clerical expenses. Futhermore, Morrow & Co. has been retained to assist in the solicitation of proxies from stockholders of the Corporation for an anticipated fee of $7,000 plus out-of-pocket expenses.

  SHARES AS TO WHICH PROXIES HAVE BEEN EXECUTED WILL BE VOTED AS SPECIFIED IN THE PROXIES. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED HEREIN AS DIRECTORS, FOR THE APPROVAL OF THE 1995 EMPLOYEE ANNUAL INCENTIVE COMPENSATION PLAN, FOR THE APPROVAL OF THE 1995 STOCK AWARD PLAN, FOR THE APPROVAL OF THE AMENDMENT TO THE 1987 EMPLOYEE STOCK PURCHASE PLAN AND AGAINST STOCKHOLDER PROPOSAL NO. 1.

  Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary, at the Corporation's executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Corporation are located at 3900 Essex Lane, Houston, Texas 77027-5177. For a period of at least ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders of record during ordinary business hours for proper purposes at the Corporation's executive offices.

                               VOTING SECURITIES

  The securities of the Corporation entitled to be voted at the Annual Meeting consist of shares of its Common Stock, $1 par value, of which shares were issued and outstanding at the close of business on December 7, 1994. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting.

  Assuming a quorum is present with respect to the election of directors, the four nominees receiving the greatest number of votes cast by the holders of the Common Stock will be elected as directors. There will be no cumulative voting in the election of directors. Assuming a quorum is present with respect to such matters, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy is required for approval of the 1995 Employee Annual Incentive Compensation Plan, the 1995 Stock Award Plan, the amendment to the 1987 Employee Stock Purchase Plan and Stockholder Proposal No. 1. Under Delaware law, abstentions are treated as present and entitled to vote and thus will be counted in determining whether a quorum is present and will have the effect of a vote against a matter. A broker non-vote on a matter (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) is considered not entitled to vote on that matter and thus is not counted in determining whether a quorum is present or whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

  The following information relates to the holders of the Corporation's Common Stock known to the Corporation on September 30, 1994 to own beneficially 5% or more of the Corporation's Common Stock. For the purposes of this Proxy Statement beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission (the "SEC") to mean generally the power to vote or dispose of securities, regardless of any economic interest therein.

                      NAME AND ADDRESS                         SHARES    PERCENT
                      ----------------                         ------    -------
FMR Corp.
 82 Devonshire Street
 Boston, MA 02109............................................ 7,893,377*   5.6

- --------
* This number includes shares beneficially owned by certain subsidiaries and/or affiliates of FMR Corp.

                             ELECTION OF DIRECTORS

  Four Class I directors will be elected at the Annual Meeting of Stockholders to serve for a three year term expiring at the 1998 Annual Meeting of Stockholders, with the exception of Mr. Conger, whose term will expire at the 1997 Annual Meeting of Stockholders in accordance with the tenure provisions of the Corporation's Bylaws. Pursuant to the Corporation's Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors of the class in which the vacancy occurs will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, disqualification or other cause created the vacancy, and thereafter until the election of a successor director. Each nominee director is at present a director of the Corporation, and has agreed to continue to serve if elected.

  The following table sets forth for each nominee for election as a director his name, all positions with the Corporation held by him, his principal occupation, age, year in which he first became a director of the Corporation or its predecessors and class.

                                                               DIRECTOR
   NOMINEES                PRINCIPAL OCCUPATION            AGE  SINCE   CLASS
   --------                --------------------            --- -------- -----
JACK S. BLANTON  Chairman of Houston Endowment, Inc.;       67   1989     I
                 President of Eddy Refining Company (pe-
                 troleum products) and past Chairman of
                 the Board of Regents of The University
                 of Texas System. Former Chairman of the
                 Board and Chief Executive Officer of
                 Scurlock Oil Company from 1983 to 1988.
                 President of Scurlock Oil Company from
                 1958 to 1983. Mr. Blanton serves on the
                 Board of Directors of Texas Commerce
                 Bancshares, Inc., Southwestern Bell Cor-
                 poration, Ashland Oil, Inc., Burlington
                 Northern Inc., Texas Medical Center,
                 Inc., Pogo Producing Company and The
                 Methodist Hospital.
HARRY M. CONGER  Chairman of the Board and Chief Execu-     64   1987     I
                 tive Officer of Homestake Mining Company
                 (mining) since 1982. He has been Chief
                 Executive Officer of Homestake Mining
                 Company since 1978, and was President of
                 that company from 1977 to 1986. He is a
                 director of CalMat Company, Pacific Gas
                 & Electric Company and ASA Limited, is
                 past Chairman of the American Mining
                 Congress and is on the Board of Trustees
                 of the California Institute of Technolo-
                 gy.
JOHN F. MAHER    President and Chief Operating Officer of   51   1989     I
                 Great Western Financial Corporation (fi-
                 nancial services) since 1986. He was a
                 Managing Director of Lehman Brothers
                 Kuhn Loeb from 1979 to 1986. Mr. Maher
                 is a director of Great Western Financial
                 Corporation and the Big Brothers of
                 Greater Los Angeles. He is also National
                 Trustee of the National Board of Boys &
                 Girls Clubs of America, a member of the
                 California Business Roundtable and Over-
                 seer, Huntington Library, Art Collec-
                 tions and Gardens.

                                                                        DIRECTOR
  NOMINEES                          PRINCIPAL OCCUPATION            AGE  SINCE   CLASS
  --------                          --------------------            --- -------- -----
DANA G. MEAD              Chairman and Chief Executive Officer of    58   1994     I
                          Tenneco Inc. (diversified industrial)
                          since May of 1994. President and CEO of
                          Tenneco Inc. from February 1994 through
                          May 1994. President and COO of Tenneco
                          Inc. from 1992. Serves as Chairman of
                          Case Corporation and Albright and Wilson
                          plc. Executive Vice President of Inter-
                          national Paper from 1989 to 1992. Senior
                          Vice President of International Paper
                          from 1986 to 1989. Mr. Mead is a direc-
                          tor of Tenneco Inc., Cummins Engine Com-
                          pany, Alco Standard Corporation, Na-
                          tional Westminster Bancorp and Chairman
                          of its Audit Committee. He is also a di-
                          rector and Vice Chairman of the National
                          Association of Manufacturers. He is a
                          member of the President's Commission on
                          White House Fellowships and a Trustee-
                          at-Large for the Association of Gradu-
                          ates, U.S. Military Academy, West Point.
                          Mr. Mead is also a member of the Board
                          of Visitors of the Duke University
                          School of the Environment, Massachusetts
                          Institute of Technology Corporation Po-
                          litical Science Visiting Committee, the
                          American Society of Corporate Execu-
                          tives, the Council on Foreign Relations
                          and the Council for Excellence in Gov-
                          ernment.

INFORMATION CONCERNING CLASS II AND III DIRECTORS

  The following table sets forth certain information for those directors whose present terms will continue after the Annual Meeting. The term of each Class II and Class III director expires at the 1996 and 1997 Annual Meeting of Stockholders, respectively, with the exception of Mr. Anderson, who will retire at the 1996 Annual Meeting of Stockholders in accordance with the tenure provisions of the Corporation's Bylaws.

                                                                        DIRECTOR
       DIRECTORS                    PRINCIPAL OCCUPATION            AGE  SINCE   CLASS
       ---------                    --------------------            --- -------- -----
LESTER M. ALBERTHAL, JR.  Chairman of the Board of EDS (informa-     50   1990    II
                          tion technology service) since 1989 and
                          President and Chief Executive Officer
                          since 1986. Mr. Alberthal serves on the
                          Executive Advisory Board of the Center
                          for the Pacific Rim, the Board of Trust-
                          ees of Southern Methodist University,
                          the Executive Board of the Edwin L. Cox
                          School of Business at Southern Methodist
                          University, the Board of Trustees of the
                          Cooper Institute for Aerobics Research,
                          the Board of Directors of the Better
                          Business Bureau of Dallas, the Jason
                          Foundation for Education, the Texas As-
                          sociation of Taxpayers and the State
                          Fair of Texas. He is also a member of
                          the United States Trade Representative's
                          Investment and Services Policy Advisory
                          Committee and the President's National
                          Security Telecommunications Advisory
                          Committee.

                                                                  DIRECTOR
    DIRECTORS                 PRINCIPAL OCCUPATION            AGE  SINCE   CLASS
    ---------                 --------------------            --- -------- -----
GORDON M. ANDERSON  Chairman, President and Chief Executive    62   1986    III
                    Officer of Santa Fe International Corpo-
                    ration (oil service) since 1991. Mr. An-
                    derson was Executive Vice President and
                    Chief Operating Officer of Santa Fe In-
                    ternational and President of Santa Fe
                    Drilling from 1986 to 1991. He was Pres-
                    ident and Chief Operating Officer from
                    1980 to 1986 of Santa Fe International.
                    Mr. Anderson is a director of Santa Fe
                    International, the International Associ-
                    ation of Oilwell Drilling Contractors
                    and the American Petroleum Institute. He
                    is a member of the USC School of Engi-
                    neering Board of Councilors, the Ameri-
                    can University in Cairo Board of Trust-
                    ees, the Chief Executives Organization
                    and the World Business Council.
VICTOR G. BEGHINI   Vice Chairman--Marathon Group, USX Cor-    60   1992    III
                    poration since 1990 and President--Mara-
                    thon Oil Company (oil and gas explora-
                    tion) since 1987. Mr. Beghini joined
                    Marathon in 1956. He was Vice Presi-
                    dent--Supply & Transportation from 1978-
                    1984, President of Marathon Petroleum
                    Company from 1984 to 1985, Senior Vice
                    President--Domestic Exploration and Pro-
                    duction for Marathon Oil Company from
                    1985 to 1986, and Senior Vice Presi-
                    dent--Worldwide Production from 1986 to
                    1987. Mr. Beghini is a director of USX
                    Corporation, the American Petroleum In-
                    stitute and a member of the National Pe-
                    troleum Council.
EUNICE M. FILTER    Vice President and Secretary of Xerox      54   1992    III
                    Corporation (office equipment) since
                    1984, and Treasurer since 1990. She was
                    Director of Investor Relations of Xerox
                    Corporation from 1979 to 1984. Ms. Fil-
                    ter is a member of the Investor Rela-
                    tions Association of New York, the Na-
                    tional Investor Relations Institute, the
                    American Society of Corporate Secretar-
                    ies, the Financial Women's Association
                    of New York and the National Association
                    of Corporate Treasurers. She is also a
                    member of the Board of Trustees of Wells
                    College.
JOE B. FOSTER       Chairman of the Board and Chief Execu-     60   1990    II
                    tive Officer of Newfield Exploration
                    Company (oil and gas exploration) since
                    1989. Executive Vice President of
                    Tenneco Inc. from 1981 to 1988. Director
                    of Tenneco Inc. from 1983 to 1988. Mr.
                    Foster is a Trustee of the Texas A&M De-
                    velopment Foundation, a member of the
                    National Petroleum Council and the Exec-
                    utive Committee of the Independent Pe-
                    troleum Association of America. He is a
                    past Chairman of the Greater Houston
                    YMCA and serves on the boards of the
                    Houston Museum of Natural Science and
                    the Houston Hospice. Mr. Foster is also
                    a director of Dual Drilling Company and
                    New Jersey Resources Corporation.

                                                                  DIRECTOR
    DIRECTORS                 PRINCIPAL OCCUPATION            AGE  SINCE   CLASS
    ---------                 --------------------            --- -------- -----
RICHARD D. KINDER   President and Chief Operating Officer of  50    1994    II
                    Enron Corp. (diversified energy) since
                    1990. Vice Chairman of the Board of Enron
                    Corp. from 1988 to 1990. Mr. Kinder is a
                    director of Enron Corp., Enron Oil & Gas
                    Company and Enron Liquids Pipeline
                    Company. He is also a trustee of the
                    Houston Museum of Fine Arts and the
                    United Way of the Texas Gulf Coast, and
                    serves as Chairman of the Interstate
                    Natural Gas Association of North America.

DONALD C. TRAUSCHT  Chairman and Chief Executive Officer of    61   1988    II
                    Borg-Warner Security Corporation (diver-
                    sified products and services) since
                    1992. Chief Operating Officer 1990 and
                    1991. Vice President--Finance and Strat-
                    egy from 1987 to 1990. Vice President--
                    Corporate Planning from 1982 to 1987.
                    Mr. Trauscht joined Borg-Warner in 1967.
                    He serves as a member of the Boards of
                    Borg-Warner Security Corporation, Borg-
                    Warner Automotive, Inc., ESCO Electron-
                    ics Corporation, Thiokol Corporation,
                    Bluebird Corporation and the Mannesmann
                    Capital Corporation Advisory Board. He
                    is a trustee of the Museum of Science
                    and Industry and the Orange County Ma-
                    rine Institute. He is also a director of
                    the Sunday Evening Club, Lantern Bay As-
                    sociation, the Illinois
                    Literacy Foundation and also serves as
                    1994 Chairman of the Industrial Manufac-
                    turing Industry U.S. Savings Bond Cam-
                    paign.
JAMES D. WOODS      Chairman of the Board, President and       63   1979    III
                    Chief Executive Officer of the Corpora-
                    tion. Mr. Woods joined Baker in 1955 and
                    was Executive Vice President from 1982
                    to 1985, President and Chief Operating
                    Officer from 1986 to 1987 and became
                    Chief Executive Officer in January 1987.
                    He is a director of Wynn's Internation-
                    al, Inc., Varco International, Inc.,
                    Broadway Stores Inc., The Kroger Co. and
                    a member of the National Petroleum Coun-
                    cil.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  During fiscal year 1994 the Board of Directors held six meetings. During fiscal year 1994, each non-employee director was paid a monthly retainer of $2,000, an attendance fee of $1,700 for the first meeting attended in one day of the Board or any of its committees and $850 for each additional meeting attended in the same day. Committee chairmen received an additional fifty percent of the meeting fee. In addition, each non-employee Director is entitled to retirement benefits in the amount of the annual retainer for service on the Board at the rate in effect on December 31 of the year preceding the year of retirement therefrom for a period of up to ten years. Each non-employee director is allowed to defer from 1% to 100% of his or her annual retainer, meeting fees and/or retirement income in accordance with the Company's Director Compensation Deferral Plan. Directors who are employees of Baker Hughes are not paid any fees or additional remuneration for service as members of the Board or any of its committees and are not entitled to the retirement benefits mentioned above. Pursuant to the Corporation's Restated 1987 Stock Option Plan, for grants made prior to 1993, and the 1993 Stock Option Plan for grants made in 1993 and thereafter, each non-employee director is granted a nonqualified option to purchase 2,000 shares of Corporation Common Stock effective upon his initial election to the Board of Directors. The stock option plans also provide for an annual grant of a nonqualified option to purchase 1,000 shares of Corporation Common Stock, on the fourth Wednesday of October each year after the initial grant until expiration of the plans to each person who is a non-employee director on such date.

  The Board of Directors has, in addition to other committees, an Audit/Ethics Committee, Compensation Committee and a Nominating Committee.

  The Audit/Ethics Committee, which is comprised of Messrs. Anderson (Chairman), Beghini, Foster and Mead, held two meetings during fiscal year 1994. The functions performed by the Audit/Ethics Committee include: reviewing the scope and results of the audit with the independent accountants, internal auditors and management; reviewing the independence of the independent accountants and the internal auditors; reviewing actions by management on the independent and internal auditors' recommendations; and meeting with management, the internal auditors and the independent accountants to review the effectiveness of Baker Hughes' system of internal controls and internal audit procedures. To promote independence of the audit, the Committee consults separately and jointly with the independent accountants, the internal auditors and management. In addition, the Committee monitors the Standards of Conduct for the Corporation's employees, coordinates compliance and reviews and investigates non-compliance matters.

  The Compensation Committee, which is comprised of Messrs. Maher (Chairman), Blanton, Conger, Kinder and Trauscht, held three meetings during fiscal year 1994. The functions performed by the Compensation Committee include: reviewing Baker Hughes' executive salary and bonus structure; reviewing Baker Hughes' stock option and convertible debenture plans (and making grants thereunder), employee retirement income plans, employee thrift plan and employee stock purchase plan; recommending directors' fees; setting bonus goals; and approving salary and bonus awards to key executives.

  The Nominating Committee, which is comprised of Messrs. Foster (Chairman), Alberthal, Maher, Mead and Ms. Filter, held no meetings during fiscal year 1994. The functions performed by the Nominating Committee include: selecting candidates to fill vacancies on the Board of Directors; reviewing the structure and composition of the Board; and considering qualifications requisite for continuing Board service. The Board of Directors may increase its size during any year up to a maximum of 16 members. If the Board of Directors increases its number of members during the year, the vacancy or vacancies created shall be filled with new member(s) elected by majority vote of the members in the class of directors where such increase is occurring. The Committee also considers nominees recommended by stockholders, provided such notice is received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the Annual Meeting of Stockholders. Stockholders desiring to make such recommendations should submit the candidate's name, together with biographical information and his written consent to nomination to: Chairman, Nominating Committee of the Board of Directors of Baker Hughes Incorporated, P.O. Box 4740, Houston, Texas 77210-4740.

  During the fiscal year ended September 30, 1994, each director attended at least 75% of the aggregate number of meetings of the Corporation's Board of Directors and respective Committees on which he or she served.

                        SECURITY OWNERSHIP OF MANAGEMENT

  Set forth below is certain information with respect to beneficial ownership of the Corporation's Common Stock as of December 7, 1994 by each director, nominee director, the five most highly compensated executive officers and by directors and executive officers as a group.

                                          SHARES BENEFICIALLY OWNED
                                        ------------------------------
                                              SHARES SUBJECT TO
                                        OPTIONS/CONVERTIBLE DEBENTURES
                          SHARES OWNED     WHICH ARE OR WILL BECOME      TOTAL
                             AS OF        EXERCISABLE OR CONVERTIBLE   BENEFICIAL   % OF
   NAME                     12/7/94            PRIOR TO 2/7/95         OWNERSHIP  CLASS(1)
   ----                   ------------  ------------------------------ ---------- --------
Lester M. Alberthal,
 Jr. ...................      4,800                  6,000                10,800     --
Gordon M. Anderson......      9,082                  7,000                16,082     --
Victor G. Beghini.......      1,000                  4,000                 5,000     --
Jack S. Blanton.........      5,000                  7,000                12,000     --
Harry M. Conger.........      2,500(2)               7,000                 9,500     --
Eunice M. Filter........      1,000                  4,000                 5,000     --
Joe B. Foster...........      2,000                  6,000                 8,000     --
Richard D. Kinder.......      2,000                  2,000                 4,000     --
John F. Maher...........     20,939(3)               7,000                27,939     --
Dana G. Mead............          0                  2,000                 2,000     --
Donald C. Trauscht......      3,000                  5,000                 8,000     --
James D. Woods..........    234,943                412,976               647,919     --
Max L. Lukens...........     66,059                111,762               177,821     --
Franklin Myers..........     13,704                 67,987                81,691     --
Eric L. Mattson.........     16,534                 62,546                79,080     --
Timothy J. Probert......      4,537                 43,846                48,383     --
All directors and
 executive officers as a
 group (20 persons).....    420,649                860,020             1,280,669     --

- --------
(1) No percent of class is shown for holdings of less than 1%.
(2) Shares held indirectly by the Conger Family Trust.
(3) Includes 553 shares held as custodian for Mr. Maher's minor children.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Corporation's stock, to file initial reports of ownership and reports of changes in ownership with the SEC, the New York Stock Exchange and the Pacific Stock Exchange. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the executive officers and directors, the Corporation believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with, with the exception of the following: Mr. Downey, Vice President--Government Affairs of the Corporation, inadvertently failed to timely report the acquisition of less than nine (9) shares of common stock acquired pursuant to the Corporation's Dividend Reinvestment Plan during fiscal year 1993. This acquisition was reported to the SEC on Mr. Downey's Form 5 for the fiscal year ended September 30, 1994. Mr. Probert, President, Baker Hughes Process Equipment Operations, inadvertently failed to report on his initial Form 3 the grant of an employee stock option, for 100 shares of common stock, which was granted to all domestic employees on October 27, 1993. The grant was reported to the SEC on Mr. Probert's Form 5 for the fiscal year ended September 30, 1994.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation paid by the Company and its subsidiaries to each of the five most highly compensated executive officers of the Company for services rendered to the Company for the fiscal years ended September 30, 1994, 1993 and 1992:

                                  ANNUAL COMPENSATION           LONG TERM COMPENSATION
                          ----------------------------------- --------------------------------
                                                                    AWARDS             PAYOUTS
                                                              ---------------------    -------
                                                              RESTRICTED    STOCK
NAME AND PRINCIPAL                               OTHER ANNUAL   STOCK      OPTIONS      LTIP      ALL OTHER
POSITION                  YEAR  SALARY   BONUS   COMPENSATION   AWARDS     (SHARES)    PAYOUTS COMPENSATION(3)
- ------------------        ---- -------- -------- ------------ ----------   --------    ------- ---------------
J. D. Woods, Chairman     1994 $795,199               --       $294,375(1) 148,037(2)     --      $ 93,196
 of the Board, President  1993  725,000 $175,000      --             --     80,000        --       106,293
 and Chief                1992  715,385        0      --             --     67,500        --       104,797
 Executive Officer
M. L. Lukens, Sr.         1994  440,808               --             --     41,814        --        37,834
 Vice President           1993  365,000   76,323      --             --     31,739        --        38,934
 and President,           1992  356,153        0      --             --     25,520        --        37,780
 Baker Hughes Oilfield
 Operations, Inc.
Franklin Myers,           1994  296,615               --             --     24,785        --        24,301
 Vice President and       1993  270,000   44,272      --             --     17,608        --        28,232
 General Counsel          1992  266,730   12,380      --             --     15,180        --        26,849
E. L. Mattson,            1994  255,800               --             --     21,370        --        20,132
 Vice President and       1993  206,151   33,171      --             --     13,193        --        20,412
 Chief Financial          1992  196,523    9,276      --             --     10,335        --        16,229
 Officer
T. J. Probert,            1994  225,210               --             --     15,048        --        19,707
 President,               1993  218,000   57,389      --             --     14,217        --        21,210
 Baker Hughes Process     1992  214,538  124,920      --             --     11,880        --        21,605
 Equipment Operations

- --------
(1) Mr. Woods was awarded 15,000 shares of common stock, valued at $294,375, on December 1, 1993. The award vests over a three-year period, with 5,000 shares vesting on each anniversary date of the date of the award in each of 1994, 1995 and 1996. Mr. Woods has full rights to receive dividends on the award.

(2) Includes 48,509 shares which may be acquired upon conversion of convertible debentures, originally issued on October 30, 1987 pursuant to the Company's 1987 Convertible Debenture Plan (the "1987 Debentures"). The original maturity date of the 1987 Debentures was October 30, 1987. Such maturity date was extended until March 31, 1995 by action taken by the Compensation Committee of the Board of Directors on July 27, 1994.

(3) All Other Compensation includes Company contributions to the Thrift Plan, Supplemental Retirement Plan and life insurance premiums. Amounts for fiscal year 1994 for the persons named above are as follows:

                                          WOODS  LUKENS  MYERS  MATTSON PROBERT
                                         ------- ------- ------ ------- -------
   Thrift Plan Contributions............ $10,688 $ 7,950 $7,387 $9,647  $8,190
   Supplemental Retirement Plan
    Contributions.......................  58,880  17,053  8,273  3,857   4,912
   Life Insurance Premiums..............  23,628  12,831  8,641  6,628   6,605

                       STOCK OPTIONS GRANTED DURING 1994

  The following table sets forth certain information regarding stock options granted during fiscal year 1994 to the persons named in the Summary Compensation Table above. The theoretical values on date of grant of stock options granted in 1994 shown below are presented pursuant to SEC rules and are calculated under a modified Black-Scholes Model for pricing options. The theoretical values of options trading in the stock markets do not necessarily bear a relationship to the compensation cost to the Corporation or potential gain realized by an executive. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Corporation's Common Stock relative to the exercise price per share of Common Stock of the stock option at the time the stock option is exercised. There is no assurance that the theoretical values of stock options reflected in this table actually will be realized.

                                       % OF TOTAL
                          OPTIONS    OPTIONS GRANTED EXERCISE EXPIRATION      GRANT DATE
   NAME                  GRANTED(1)   TO EMPLOYEES    PRICE      DATE    THEORETICAL VALUE(2)
   ----                  ----------  --------------- -------- ---------- --------------------
J. D. Woods.............   99,528         4.3%       $21.875  10/27/2003       $530,385
                           48,509(3)      2.1%       $15.375   3/31/1995        170,121
M. L. Lukens............   41,814         1.8%       $21.875  10/27/2003        222,827
F. Myers................   24,785         1.1%       $21.875  10/27/2003        132,079
E. L. Mattson...........   21,370         0.9%       $21.875  10/27/2003        113,881
T. J. Probert...........   15,048         0.6%       $21.875  10/27/2003         80,191

- --------
(1) With the exception of an option to purchase 100 shares of Common Stock which was granted to all employees during fiscal year 1994, options vest in 20% increments, with the first 20% vesting on the date of grant and an additional 20% vesting on each subsequent anniversary until the fourth anniversary date at which time the option will be fully vested. The option to purchase 100 shares will vest on October 27, 1996, the third anniversary of the date of grant.
(2) The theoretical values on grant date are calculated under the Black-Scholes Model, modified to give effect to non-transferability factors such as timing, vesting, liquidity and freely-traded status. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors to estimate the option's theoretical value, including the stock's historical volatility, dividend rate, exercise period of the option and interest rates.
(3) See Footnote 2 to Summary Compensation Table.

                    AGGREGATED OPTION EXERCISES DURING 1994
                    AND OPTION VALUES AT SEPTEMBER 30, 1994

  The following table sets forth certain information regarding options exercised during fiscal year 1994 by persons named in the Summary Compensation Table and options held by such persons at September 30, 1994. The values of unexercised in-the-money stock options at September 30, 1994 shown below are presented pursuant to Commission rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Corporation's Common Stock relative to the exercise price per share of Common Stock of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

                             OPTION EXERCISES        UNEXERCISED OPTIONS AT SEPTEMBER 30, 1994
                         ------------------------ -------------------------------------------------
                                                                             VALUE OF UNEXERCISED
                                                     NUMBER OF OPTIONS       IN-THE-MONEY OPTIONS
                                                  ------------------------  -----------------------
                         SHARES ACQUIRED  VALUE                    NOT                      NOT
          NAME             ON EXERCISE   REALIZED EXERCISABLE  EXERCISABLE  EXERCISABLE EXERCISABLE
          ----           --------------- -------- -----------  -----------  ----------- -----------
J. D. Woods.............              --       --   286,706(1)   164,526(2)  $419,046         0
M. L. Lukens............              --       --   111,121(3)    66,640(4)   157,130         0
F. Myers................              --       --    46,457(5)    38,990(6)         0         0
E. L. Mattson...........              --       --    49,510(7)    33,406(8)    84,276         0
T. J. Probert...........              --       --    30,484       27,328        8,312         0

- --------
 (1) Includes 194,321 shares exercisable upon conversion of convertible debentures.
 (2) Includes 9,883 shares exercisable upon conversion of convertible debentures.
 (3) Includes 74,772 shares exercisable upon conversion of convertible debentures.
 (4) Includes 3,916 shares exercisable upon conversion of convertible debentures.
 (5) Includes 25,369 shares exercisable upon conversion of convertible debentures.
 (6) Includes 2,505 shares exercisable upon conversion of convertible debentures.
 (7) Includes 36,331 shares exercisable upon conversion of convertible debentures.
 (8) Includes 1,687 shares exercisable upon conversion of convertible debentures.

EMPLOYMENT AND SEVERANCE AGREEMENTS

  The Corporation has an employment agreement with James D. Woods (the "Woods Employment Agreement"), which provides for the continuation of employment of Mr. Woods until January 31, 1997, and for successive one year periods thereafter, subject to termination as provided therein. During the term of the Woods Employment Agreement, Mr. Woods is entitled to receive a base salary, annual cash bonus based upon achievement of performance goals, long term incentives, and benefits and perquisites which other officers and employees of the Corporation are entitled to receive, all as established from time to time by the Board of Directors or the Compensation Committee. Mr. Woods' salary may be increased (but not decreased) based upon the performance of Mr. Woods during the year. In addition, the Corporation has granted to Mr. Woods 50,000 shares of Common Stock of the Corporation which will vest upon his retirement after January 31, 1997. Such grant is subject to approval by the stockholders of the 1995 Stock Award Plan. Upon termination of the employment of Mr. Woods due to his Disability (as defined in the Woods Employment Agreement) for a period of more than 90 days in the aggregate during any period of 12 consecutive months, or reasonable expectation of such Disability during such period, Mr. Woods shall be paid his Consulting Compensation (as defined below) and a portion of his most recently ascertainable incentive bonus. In the event of the death of Mr. Woods during the term of the Woods Employment Agreement or during any period in which Mr. Woods is receiving compensation during his Disability, the Corporation shall pay to Mr. Woods' beneficiary the Consulting Compensation and a portion of Mr. Woods' most recently ascertainable incentive bonus. Upon termination of the Woods Employment Agreement by Mr. Woods for Good Reason (as defined in the Woods Employment Agreement) or by the Corporation without Cause (as defined in the Woods Employment Agreement), Mr. Woods is entitled to receive his then annual base salary and the greater of (a) one-half of his expected value incentive bonus or (b) Mr. Woods' expected value incentive bonus multiplied by the percentage amount of expected value incentive bonus a successor chief executive officer receives for such fiscal year, prorated for the months applicable (all of the foregoing being subject to adjustment by the GNP price deflator, and being subject to offset by compensation earned by Mr. Woods from a subsequent employer, but such offset is limited to 65% of such base salary and incentive bonus), as well as an immediate vesting of all long term incentive awards, a cash lump sum payment of the present value of all accrued benefits under the Corporation's supplemental retirement plan, and a continuation of Mr. Woods' benefits and perquisites, for the remainder of the term of the Woods Employment Agreement, in return for Mr. Woods providing consulting to the Corporation. If the Woods Employment Agreement is terminated by Mr. Woods for any reason other than a Good Reason, Mr. Woods shall only receive his base salary and benefits through the date of termination, but no annual bonus. If the Woods Employment Agreement is terminated by the Corporation for Cause, Mr. Woods shall only receive his base salary, benefits, and a portion of the most recently ascertainable incentive bonus up to the date of termination. The Woods Employment Agreement also provides for a five (5) year consulting arrangement between Mr. Woods and the Corporation beginning on the date of his retirement or the end of the term of the Woods Employment Agreement. This consulting arrangement provides that Mr. Woods will consult to the Corporation and receive as compensation therefor $400,000 per annum (the "Consulting Compensation") but no other employment benefits except office and secretarial expenses.

  The Corporation has an employment agreement with Max L. Lukens (the "Lukens Employment Agreement"), which provides for the continuation of employment of Mr. Lukens for a five (5) year period ending December 6, 1999, subject to termination as provided therein. During the term of the Lukens Employment Agreement, Mr. Lukens is entitled to receive a base salary, annual cash bonus based upon achievement of performance goals, long term incentives, and benefits and perquisites which other officers and employees of the Corporation are entitled to receive, all as established from time to time by the Board of Directors or the Compensation Committee. Mr. Lukens' salary may be increased (but not decreased) based upon the performance of Mr. Lukens during the year. In addition, the Corporation has granted to Mr. Lukens 15,000 shares of Common Stock of the Corporation which will vest on October 26, 1999, provided Mr. Lukens is employed by the Corporation at such time. Such grant is subject to the approval of the 1995 Stock Award Plan by the stockholders. Upon termination of the employment of Mr. Lukens due to his Disability (as defined in the Lukens Employment Agreement), for a period of more than 90 days in the aggregate during any period of 12 consecutive months, or reasonable expectation of such Disability during such period, Mr. Lukens shall be paid one-half of his then base salary in monthly installments until Mr. Lukens is no longer Disabled or until December 6, 1999, whichever is the first to occur, and a portion of his most recently ascertainable incentive bonus. In the event of the death of Mr. Lukens during the term of the Lukens Employment Agreement or during any period in which Mr. Lukens is receiving compensation during his Disability, the Corporation shall pay one-half of Mr. Lukens' then annual base salary to Mr. Lukens' beneficiary for the remaining term of the Lukens Employment Agreement or the remaining part of any Disability period, as may be applicable, and a portion of his most recently ascertainable incentive bonus. Upon termination of the Lukens Employment Agreement by Mr. Lukens for Good Reason (as defined in the Lukens Employment Agreement) or by the Corporation without Cause (as defined in the Lukens Employment Agreement), Mr. Lukens is entitled to receive his then annual base salary and the greater of (a) one-half of his expected value incentive bonus or (b) Mr. Lukens' expected value incentive bonus multiplied by the percentage amount of expected value incentive bonus an executive officer in a comparable position receives for such fiscal year, prorated for the months applicable (all of the foregoing being subject to adjustment by the GNP price deflator, and being subject to offset by compensation earned by Mr. Lukens from a subsequent employer, but such offset is limited to 65% of such base salary and incentive bonus), as well as an immediate vesting of all long term incentive awards, a cash lump sum payment of the present value of all accrued benefits under the Corporation's supplemental retirement plan, and a continuation of Mr. Lukens' benefits and perquisites, for the remainder of the term of the Lukens Employment Agreement, in return for Mr. Lukens providing consulting to the Corporation. In lieu of the foregoing, if Mr. Lukens' employment is terminated during the last 18 months of the term of the Lukens Employment Agreement by Mr. Lukens for Good Reason or the Corporation without Cause, and the severance benefits provided to employees pursuant to the Corporation's executive severance policy exceed the foregoing, Mr. Lukens will receive the normal severance benefits. If the Lukens Employment Agreement is terminated by Mr. Lukens for any reason other than a Good Reason, Mr. Lukens shall only receive his base salary and benefits through the date of termination, but no annual bonus. If the Lukens Employment Agreement is terminated by the Corporation for Cause, Mr. Lukens shall only receive his base salary, benefits, and a portion of the most recently ascertainable incentive bonus up to the date of termination.

  The Corporation also has employment agreements with Franklin Myers and Eric
L. Mattson (the "Officers"). The agreements provide that if the Officer should cease to be in the employ of the Corporation for certain specific reasons (other than for cause as defined therein), including a change in control, the Officer will be paid, in equal biweekly installments for a 30-month period, an amount equal to the sum of (i) two and one-half times the Officer's then current base salary and (ii) two and one-half times the sum of the cash bonuses awarded to the Officer during the preceding three years divided by three. In addition, the Officer's participation in all benefit plans will continue for the period during which payments are made under the employment agreement. Such compensation and benefits may be offset by up to 65% of any personal service income received by the Officer. If termination is a result of the death or disability of the Officer, an amount equal to one-half of the above described compensation shall be paid to the Officer or his estate.

                         COMPENSATION COMMITTEE REPORT

TO OUR STOCKHOLDERS

  This report is provided in the Proxy Statement, in accordance with the rules adopted by the SEC on October 15, 1992, to inform stockholders of the Compensation Committee's compensation policies for executive officers and the rationale for compensation paid to the Chief Executive Officer (the "CEO").

  To preserve objectivity in the achievement of its goals, the Compensation Committee is comprised of five independent, non-employee directors who have no "interlocking" relationships as defined by the SEC. It is the Compensation Committee's overall goal to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values. The Compensation Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of Company compensation policies. The Compensation Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters.

COMPENSATION PHILOSOPHY

  The Company's primary business objective is to maximize stockholder value over the long term. To accomplish this objective, the Company has developed a comprehensive business strategy that emphasizes maximizing earnings and stock price, continuing its leadership in those markets in which the Company participates, and providing products and services of the highest value.

  The following compensation policies are intended to facilitate the achievement of the Company's business strategies:

  . Comprise a significant amount of pay for senior executives in the form of long-term, at-risk pay to focus management on the long-term interests of stockholders and balance short-term and long-term business and financial strategic goals.

  . Emphasize variable, at-risk compensation that is dependent upon the level of success in meeting specified corporate performance goals.

  . Encourage a personal proprietary interest to provide executives with a close identification with the Company and align executives' interests with those of stockholders.

  . Enhance the Company's ability to attract, retain, and encourage the development of exceptionally knowledgeable and experienced executives through compensation opportunities.

  . Target compensation levels at rates that are reflective of current market practices to maintain a stable, successful management team.

  Competitive market data is provided by an independent compensation consultant. The data provided compares the Company's compensation practices to a group of comparative companies. The Company's market for compensation comparison purposes is comprised of a group of companies who tend to have national and international business operations and similar sales volumes, market capitalizations, employment levels, and lines of business. The Compensation Committee reviews and approves the selection of companies used for compensation comparison purposes.

  The companies chosen for the comparative group used for compensation comparison purposes generally are not the same companies which comprise the S&P oilfield services industry index in the Performance Graph included in this Proxy Statement. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index established for comparing stockholder returns. The formula used by the Compensation Committee for determining annual incentive bonuses, as discussed below, does however take into account the S&P oilfield services industry index.

  The key elements of the Company's executive compensation are base salary, annual incentives, long-term compensation, and benefits. These key elements (other than benefits) are addressed separately below. In determining compensation, the Compensation Committee considers all elements of an executive's total compensation package, including severance plans, insurance, and other benefits.

  In 1993, the Internal Revenue Service adopted Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Company's Chief Executive Officer and its four other highest paid executive officers. Certain performance-based compensation and certain other compensation that has been approved by stockholders is not subject to the deduction limit. The Company has qualified certain compensation paid to executive officers for deductibility under Section 162(m), including compensation expense related to options granted pursuant to the Company's 1993 Stock Option Plan and shares awarded pursuant to the 1993 Employee Stock Bonus Plan. The 1995 Employee Annual Incentive Compensation Plan, which is being presented to stockholders in this Proxy Statement, has been drafted to produce performance-based compensation within the meaning of Section 162(m); thus the provisions of Section 162(m) will not apply. To the extent the 1995 Stock Award Plan, which is also being presented to stockholders in this Proxy Statement, produces compensation payable to the applicable executive officers, it will be subject to the limitation requirements for deductibility of Section 162(m). The Company may from time to time pay compensation to its executive officers that may not be deductible.

BASE SALARIES

  The Compensation Committee regularly reviews each executive's base salary. Base salaries are targeted at median levels for public companies of Baker Hughes' relative size. Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, as well as internal equity issues and external pay practices.

  Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Compensation Committee considers the executive's efforts in promoting Company values;

continuing educational and management training; improving product quality; developing relationships with customers, suppliers, and employees; demonstrating leadership abilities among coworkers; and other goals.

  The base salary for Mr. J. D. Woods (Chairman of the Board, CEO, and President of the Company) was reviewed at the December 1993 meeting of the Compensation Committee. In setting Mr. Woods' base salary for fiscal year 1994, the Compensation Committee reviewed the Company's positive financial performance during fiscal year 1993 with respect to revenue growth, expense control, net income and earnings per share. The Compensation Committee also recognized Mr. Woods' outstanding performance in reorganizing the Company and reviewed base salary data from the group of comparative companies.

  In consideration of these positive factors and in recognition of the fact that Mr. Woods had not received an increase in base salary since December 1991, the Committee approved an increase in Mr. Woods' base salary of 6.9% for fiscal year 1994.

ANNUAL INCENTIVES

  The annual incentive plan promotes the Company's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses to achieve Corporate, business unit, and individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals.

  Each year, the Compensation Committee establishes specific goals relating to each executive's bonus opportunity. Eligible executives are assigned threshold, target, and maximum bonus levels based on a percentage of base salary. The percentages have been established based on bonus practices and opportunities within companies comparable to Baker Hughes' size and/or industry. Executives earn bonuses to the extent to which preestablished goals are achieved.

  Corporate goals are determined each year by the Compensation Committee and are based upon financial objectives of the Company deemed appropriate by the Compensation Committee. Such objectives may include earnings per share, profit after tax, return on net capital employed, or other financial objectives for the year. Where executives have strategic business unit responsibilities, a portion of the goal is based on financial performance measures which support strategic business unit performance. This portion varies with the position of each individual. However, no bonus is paid unless predetermined threshold performance levels are reached.

  An alternative bonus calculation is also made each year. This calculation determines the Company's total stockholder return versus a group of peers. Under this approach, no more than one-half a normal bonus can be paid. The higher of the financial or alternative bonus is paid in any given year. This feature provides motivation and reward to executives for superior performance in the market, even when economic circumstances outside the control of the executive render the Company's financial plans unachievable.

  Target bonus awards are set at a market level (discussed previously). Targets are considered by the Compensation Committee to be achievable, but to require above-average performance from each of the executives.

  Based on the Company's fiscal year 1994 financial performance, predetermined bonus objectives, as set by the Compensation Committee, were achieved by each of the named executive officers. For fiscal year 1994, Mr. Woods earned an
annual bonus in the amount of $   .

LONG-TERM INCENTIVES

  In keeping with the Company's commitment to provide a total compensation package which favors at-risk components of pay, long-term incentives comprise the largest portion of an executive's total compensation package. The Compensation Committee's objective is to provide executives with long-term incentive award opportunities that are on par with grants made within the Company's industry and are reflective of prior performance.

  Long-term incentive award guidelines have been developed based on the same method used as establishing bonus award guidelines. Practices of comparable companies have been adapted for use at Baker Hughes. The actual percent granted varies by position within the Company.

  Long-term incentives are provided pursuant to the Company's stock option plan. Stock options are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

  In fiscal year 1994, Mr. Woods received options to purchase 99,528 shares with an exercise price of $21.875 as is detailed in the table on page 10 of this Proxy Statement. In addition, on July 27, 1994, the Compensation Committee granted an extension of the maturity date of a convertible debenture, convertible into 48,509 shares of Common Stock, issued to Mr. Woods on October 30, 1987, as explained in Footnote 2 of the Summary Compensation Table on page 9 of this Proxy Statement. The Committee felt such extension was warranted as certain transactions were taking place within the Company which could have precluded Mr. Woods from trading in Company securities beyond the original maturity date of October 30, 1994. As of September 30, 1994, Mr. Woods owned 234,943 shares of the Company's Common Stock, and with the 1994 fiscal year grant, holds options and convertible debentures to purchase/receive an additional 451,232 shares.

  The option grant made in the 1994 fiscal year was based upon a multiple of
3.0 times Mr. Woods' base salary and represented approximately 4 percent of the total options granted to employees of the Company during the 1994 fiscal year. The Compensation Committee determines each year the total amount of options which will be made available to the Company's executives, as well as the multiple on base salary which will be used for each group of executives who will be receiving options, including Mr. Woods. These amounts vary each year and are based upon what the Compensation Committee believes is appropriate taking into account the executive's total compensation package and the desire of the Compensation Committee to create stockholder value, to encourage equity ownership by the Company's executives, to provide an appropriate link to the interests of the stockholders, and to provide long-term incentive award opportunities on par with the Company's industry.

SUMMARY

  The Compensation Committee believes that the compensation program for the executives of the Company is comparable with the compensation programs provided by comparable companies and serves the best interests of the stockholders of the Company. The Compensation Committee also believes that annual performance pay is appropriately linked to individual performance, annual financial performance of the Company, and stockholder value.

John F. Maher (Chairman)
Jack S. Blanton
Harry M. Conger
Richard D. Kinder
Donald C. Trauscht

CORPORATE PERFORMANCE GRAPH

  The following graph compares the yearly percentage change in the Corporation's cumulative total stockholder return on its Common Stock (assuming reinvestment of dividends at date of payment into Common Stock of the Company) with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on Standard & Poor's Oil Well Equipment and Service Industry Group over the preceding five year period. The following graph is presented pursuant to Commission rules. The Corporation believes that while total stockholder return is an important corporate performance indicator, it is subject to the vagaries of the market. In addition to the creation of stockholder value, the Corporation's executive compensation program is based on financial and strategic results (see the Comparison of Three-Year Operational Pre-Tax Earnings graph on Page 18 of this Proxy Statement), and the other factors set forth and discussed in the Compensation Committee Report on Page 13 of this Proxy Statement.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
BAKER HUGHES INCORPORATED; S&P 500; AND S&P OIL WELL EQUIPMENT & SERVICE
                                    [Chart]

*Total return assumes reinvestment of dividends on a quarterly basis.

                                         1989  1990   1991   1992   1993   1994
                                         ---- ------ ------ ------ ------ ------
Baker Hughes............................ 100  140.44 120.84 118.02 121.05  98.26
S&P 500................................. 100   90.76 118.95 132.03 149.12 154.66
S&P Oil Well Equipment and Service...... 100  134.82 131.10 135.98 142.38 123.18

  The comparison of total return on investment (change in year-end stock price plus reinvested dividends) assumes that $100 was invested on September 30, 1989 in Baker Hughes Common Stock, the S&P 500 Index and the S&P Oil Well Equipment and Service Industry Group.

  On an operational basis, Baker Hughes has increased pre-tax earnings per share by 39% over the past two years. This was achieved in a drilling market, as measured by worldwide drilling rigs, that improved by only 6% over the same time frame. The following graph compares the yearly operational pre-tax earnings per share for Baker Hughes and its two closest competitors. The graph indexes each company's fiscal year 1992 operational pre-tax earnings per share as 100. For Baker Hughes, which has a September 30 fiscal year end, the indexed numbers for 1992, 1993 and 1994 are actual reported values. For the competitors, which have a December 31 fiscal year end, the indexed numbers for 1992 and 1993 are actual reported values. The 1994 indexed numbers are sourced estimates.

             COMPARISON OF THREE-YEAR OPERATIONAL PRE-TAX EARNINGS
            BAKER HUGHES INCORPORATED, HALLIBURTON, AND SCHLUMBERGER


                               [GRAPH GOES HERE]


                                                                  1992 1993 1994
                                                                  ---- ---- ----
       Baker Hughes.............................................. 100  129  139
       Halliburton............................................... 100  110  123
       Schlumberger.............................................. 100   88   82

    PROPOSAL TO APPROVE THE 1995 EMPLOYEE ANNUAL INCENTIVE COMPENSATION PLAN

  The Board of Directors has adopted the Baker Hughes Incorporated 1995 Employee Annual Incentive Compensation Plan which provides for cash bonuses to executives and key employees of the Corporation and its subsidiaries, effective October 1, 1994, subject to stockholder approval. The maximum annual award that any employee may receive under the plan is $1,000,000.

  Payments under the Plan are determined based upon achievement of one or more predetermined financial goals. These financial goals may include profits before-tax, profits after-tax, earnings per share, and/or the ratio of after-tax profits to net capital employed. As an alternative to other goals, and in addition thereto, an award opportunity under the Plan will provide an element based on a goal tied to total shareholder return ("TSR"). Performance versus financial goals is determined on an annual basis at the end of each fiscal year of the Corporation. Payments will be based on either satisfactory achievement of financial goals (other than TSR goals) which will yield a bonus within a preestablished range (maximum, target, minimum) or satisfactory achievement of TSR goals which will yield a bonus equal to a fraction of target bonus opportunities under the financial goal achievements schedule, whichever is greater.

  Certain nonfinancial objectives may also be factored into the calculation of payments and may represent a maximum of 20% of target award opportunities. However, for any individual whose compensation is disclosed in the Proxy Statement, nonfinancial objectives, if any, will be quantifiable via an objective formula.

  The Plan is administered by the Compensation Committee of the Board of Directors of the Corporation. For each fiscal year of the Corporation, the Compensation Committee will determine (i) which of the eligible employees will participate in the Plan, (ii) the award opportunities for each participant,
(iii) the performance goals for such year, (iv) the nonfinancial objectives, if any, for each participant, and (v) whether performance goals and nonfinancial objectives have been achieved.

  The Compensation Committee also has the ability to make discretionary adjustments to bonus amounts. However, limitations are imposed regarding discretionary adjustments for individuals whose compensation is disclosed in the Proxy Statement. No upward discretionary adjustments may be made with respect to bonus amounts payable to such individuals, but downward discretionary adjustments may be made if such adjustments are made in accordance with the Plan.

  A copy of the 1995 Employee Annual Incentive Compensation Plan is attached as Exhibit A to this Proxy Statement.

  The following table shows certain information with respect to annual incentive compensation which would have been earned pursuant to the Plan during fiscal year 1994 if the Plan had been in effect.

                               NEW PLAN BENEFITS
                         1995 EMPLOYEE ANNUAL INCENTIVE
                               COMPENSATION PLAN

NAME AND POSITION                                              DOLLAR VALUE ($)
- -----------------                                              ----------------
J. D. Woods...................................................
 Chairman of the Board, President and Chief Executive Officer
M. L. Lukens..................................................
 Senior Vice President and President, Baker Hughes Oilfield
 Operations, Inc.
F. Myers......................................................
 Vice President and General Counsel
E. L. Mattson.................................................
 Vice President and Chief Financial Officer
T. J. Probert.................................................
 President, Baker Hughes Process Equipment Operations
All current executive officers as a group.....................
All employees as a group (excluding current executive
 officers)....................................................

RECOMMENDATION OF THE BOARD OF DIRECTORS

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 EMPLOYEE ANNUAL INCENTIVE COMPENSATION PLAN.

                 PROPOSAL TO APPROVE THE 1995 STOCK AWARD PLAN

  The Board of Directors has adopted the Baker Hughes Incorporated 1995 Stock Award Plan which provides the means through which the Company can provide long term compensation and incentive opportunities for key employees. The Plan also allows the Company to attract and retain those persons upon whom rests the responsibilities for successful management of the Company and further strengthens their concern for the welfare of the Company and stockholders' return.

  The Plan is effective as of October 26, 1994 subject to approval by the stockholders of the Company within twelve months after its adoption. The Plan is administered by the Compensation Committee of the Board which has sole authority in its discretion to determine which employees shall receive an award pursuant to the Plan. The awards may, at the Committee's sole discretion, be issued with vesting requirements which may include, among other things, tenure, remaining in the employ of the Company, stock ownership and similar issues. Further, the Committee may take into account the services rendered by the respective individuals and their present and potential contribution to the Company's success.

  The Plan is limited to 350,000 shares which may be issued in the Committee's discretion. No awards may be granted under the Plan after October 26, 2004. To the extent that any award lapses or the rights of its holder terminate, any shares of Common Stock subject to such award shall be available for grant of a new award pursuant to the Plan prior to such date.

  The Board in its discretion may terminate the Plan at any time with respect to any shares for which awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time provided that no change in any award theretofore granted may be made which would impair the rights of an employee without the consent of that employee, and further, the Board may not without the approval of stockholders amend the Plan to increase the maximum number of shares which may be issued pursuant to awards (except for certain areas of recapitalization), to change the class of individuals eligible to receive awards under the Plan, to extend the maximum period which awards may be granted pursuant to the Plan, to modify materially the requirements as to eligibility for participation in the Plan, to materially increase the benefits accruing to participants under the Plan or to decrease any authority granted to the Committee in the Plan in contravention of certain SEC rules.

  In connection with the proposal by the Board of Directors to adopt the Plan, the Compensation Committee of the Board set forth certain minimum stock ownership requirements for executive officers and key employees of the Company. Such requirements are intended to provide minimum levels of stock ownership by these employees based on their level of compensation and position within the Company. Such minimum ownership requirements are as follows:

                                     AMOUNT OF BHI
       POSITION                     STOCK REQUIRED
       --------                  ---------------------
       Chief Executive Officer   5 times annual salary
       Executive Vice President  4 times annual salary
       Senior Vice President     3 times annual salary
       Vice President            2 times annual salary
       Division President        1 time annual salary

  The Compensation Committee intends to make stock awards to match stock ownership of the foregoing key employees (with the exception of Mr. Woods who will not participate) in order to encourage additional stock ownership and assist the key employees in reaching the minimum standards required by the Company. The matched shares would vest upon the retirement of the employee or certain other events. The Compensation Committee has also indicated an intent to grant 50,000 shares to Mr. Woods and 15,000 shares to Mr. Lukens in connection with their respective employment contracts described elsewhere in this Proxy Statement.

  A copy of the 1995 Stock Award Plan is attached as Exhibit B to this Proxy Statement.

  The following table shows certain information with respect to stock awards that will be received by Mr. Woods and Mr. Lukens, subject to stockholder approval of the 1995 Stock Award Plan. Such other awards that may be issued under the Plan are not determinable at this time.

                               NEW PLAN BENEFITS
                             1995 STOCK AWARD PLAN

                                                               DOLLAR   NUMBER
                      NAME AND POSITION                       VALUE(1) OF SHARES
                      -----------------                       -------- ---------
J D. Woods................................................... $956,250  50,000
 Chairman of the Board, President
 and Chief Executive Officer
M. L. Lukens.................................................  286,875  15,000
 Senior Vice President and President,
 Baker Hughes Oilfield Operations, Inc.

- --------
(1) Based on $19.125 per share, the fair market value of the Company's Common Stock on October 26, 1994.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 STOCK AWARD PLAN.

                      PROPOSAL TO APPROVE AMENDMENT TO THE
                       1987 EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors has adopted, subject to stockholder approval, an amendment to the Corporation's 1987 Employee Stock Purchase Plan (the "Purchase Plan") to make an additional 2,000,000 shares of Common Stock available under the Purchase Plan. Except as so amended, the provisions of the Purchase Plan will remain the same as those presently in effect.

  The Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Committee has the power to make, amend and repeal rules and regulations for the interpretation and administration of the Purchase Plan.

  Under the Purchase Plan, the Corporation grants eligible employees options to purchase shares of Common Stock through a payroll deduction program. These options are granted once a year on a grant date selected by the Committee administering the Purchase Plan. The term of each option is a 12-month period ending on the last day of the option period. The number of shares of Common Stock subject to each option is the sum of the payroll deductions authorized by the participant (in an amount determined as of the grant date and to yield whole shares) divided by 85% of the fair market value of the Common Stock on the grant date. An option is exercised automatically on the last day of the option period (the "exercise date") at which time the Corporation deducts from the participant's account an amount which is sufficient to purchase at the "option price" the number of shares of Common Stock subject to his option. If any balance remains in the participant's account, it is refunded to him promptly after the exercise date. The option price per share is equal to 85% of the fair market value of the Common Stock on the grant date or the exercise date, whichever is less.

  All employees of the Corporation at the beginning of the option term who are scheduled to work at least 1,000 hours during the option term are eligible under the Purchase Plan to purchase shares of Common Stock through regular payroll deductions (valued in United States dollars) of not less than $5.00 nor more than 10% of their eligible compensation each pay period but not to exceed $25,000 in fair market value of the Common Stock at the time of grant.

  The following table shows certain information with respect to shares purchased under the Purchase Plan during fiscal year 1994.

                                  AMENDMENT TO
                       1987 EMPLOYEE STOCK PURCHASE PLAN

                                                                     NUMBER OF
                                                                      SHARES
                   NAME AND POSITION                 DOLLAR VALUE(1) PURCHASED
                   -----------------                 --------------- ---------
   J.D. Woods.......................................      $19,921         943
    Chairman of the Board, President and
    Chief Executive Officer
   M. L. Lukens.....................................       19,921         943
    Senior Vice President and President,
    Baker Hughes Oilfield Operations, Inc.
   F. Myers.........................................       19,921         943
    Vice President and General Counsel
   E. L. Mattson....................................       17,449         826
    Vice President and Chief Financial Officer
   T. J. Probert....................................            0           0
    President, Baker Hughes
    Process Equipment Operations
   All current executive officers as a group........      128,862       6,100
   All employees as a group (excluding current
    executive officers).............................    8,843,559     418,630

- --------
(1) Based on $21.125 per share, the fair market value of the Corporation's Common Stock on July 29, 1994.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1987 EMPLOYEE STOCK PURCHASE PLAN.

                         STOCKHOLDER PROPOSAL NO. 1 ON
         IMPLEMENTATION OF THE MACBRIDE PRINCIPLES IN NORTHERN IRELAND

  The following proposal was submitted to Baker Hughes by the New York City Police Pension Fund, the New York City Fire Department Pension Fund and the
Minnesota State Board of Investment which hold beneficially     shares,
shares and 68,720 shares, respectively, of the Corporation's Common Stock, and is included in this Proxy Statement in compliance with the rules and regulations of the Commission.

  "WHEREAS, Baker Hughes Incorporated operates a wholly-owned subsidiary in Northern Ireland, the Hughes Tool Company Ltd.;

  WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as being one of the major causes of the conflict in that country;

  WHEREAS, the Fair Employment Agency for Northern Ireland has found that Baker Hughes has not provided equality of opportunity to Ulster's population;

  WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

  1. Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

  2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

  3. The banning of provocative religious or political emblems from the workplace.

  4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groupings.

  5. Layoff, recall and termination procedures should not in practice, favor particular religious groupings.

  6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

  7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade and improve the skills of minority employees.

  8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

  9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

  RESOLVED, Stockholders request the Board of Directors to:

  1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles."

PROPONENT'S STATEMENT IN SUPPORT OF PROPOSAL

  "--Continued discrimination and worsening employment opportunities have been cited as contributing to support for a violent solution to Northern Ireland's problems.

  --In May, 1986, the United States District Court ruled in NYCERS vs. American Brands, 634 F.Supp. 1382 (S.D.N.Y., May 12, 1986) that "all nine of the MacBride Principles could be legally implemented by management in its Northern Ireland facility.'

  --An endorsement of the MacBride Principles by Baker Hughes will demonstrate its concern for human rights and equality of opportunity in its international operations. Please vote your proxy FOR these concerns."

                    STATEMENT OF THE BOARD OF DIRECTORS AND
                   MANAGEMENT IN OPPOSITION TO PROPOSAL NO. 1

  Baker Hughes has a long standing policy of being an equal opportunity employer worldwide. This policy requires managers to conduct their employment practices in a manner that does not discriminate on the basis of race, color, religion, sex, national origin, age, handicap or veteran's status. Baker Hughes' operating unit in Northern Ireland, now known as Hughes Christensen Company, a division of Baker Hughes Limited ("HCC"), has subscribed to this policy.

  In addition, HCC has signed a Declaration of Principle and Intent under the Northern Ireland Fair Employment Act of 1989 (the "Northern Ireland Fair Employment Act") indicating its commitment to be an equal opportunity employer. The Northern Ireland Fair Employment Act has as its purposes the promotion of equal opportunity and the elimination of discrimination in employment for persons of different religious and political beliefs.

  Your Board of Directors believes HCC's employment policies and practices ensure that HCC does not discriminate in its employment practices and that HCC's hiring and promotion practices do not make it more difficult for persons of a given religious belief to obtain employment or advancement.

  The MacBride Principles and the Northern Ireland Fair Employment Act both seek to eliminate employment discrimination in Northern Ireland. By adopting the MacBride Principles, HCC would become unnecessarily accountable to two sets of similar but not identical fair employment guidelines. For these reasons, your Board of Directors believes that implementation of the MacBride Principles would be burdensome, superfluous and unnecessary, particularly in light of HCC's own policies and its compliance with the requirements of the Northern Ireland Fair Employment Act.

  Your Board of Directors has determined that HCC's policies on equal employment opportunity are entirely consistent with Baker Hughes' obligations and goals to act as an ethical and responsible member of the business community. Your Board of Directors does not believe that endorsement of the MacBride Principles is necessary, appropriate, or in the best interest of Baker Hughes, its subsidiaries or affiliates, or their respective employees.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  Your Board of Directors recommends a vote AGAINST approval of Stockholder Proposal No. 1 on implementation of the MacBride Principles in Northern Ireland.

                                 ANNUAL REPORT

  The 1994 Annual Report of the Corporation, which includes audited financial statements for the fiscal year ended September 30, 1994 accompanies this Proxy Statement; however, such Report is not part of the proxy soliciting information.

                              INDEPENDENT AUDITORS

  Deloitte & Touche, the Corporation's independent certified public accountants, have advised the Corporation that they will have representatives attending the Annual Meeting prepared to answer appropriate questions.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1996 Annual Meeting must be received by the Corporation by August , 1995 to be considered for inclusion in the Proxy Statement and form of proxy relating to the 1996 Annual Meeting.

                                 OTHER MATTERS

  The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

                                                                       EXHIBIT A

                           BAKER HUGHES INCORPORATED

                1995 EMPLOYEE ANNUAL INCENTIVE COMPENSATION PLAN

                                   ARTICLE 1

                           ESTABLISHMENT AND PURPOSE

  1.1 ESTABLISHMENT OF THE PLAN. Baker Hughes Incorporated (hereinafter referred to as the "COMPANY"), a Delaware corporation, hereby establishes an annual incentive compensation plan to be known as the "BAKER HUGHES INCORPORATED 1995 EMPLOYEE ANNUAL INCENTIVE COMPENSATION PLAN" (hereinafter referred to as the "PLAN") as set forth in this document. The Plan permits the awarding of annual cash bonuses to key employees of the Company and its subsidiaries, based on the achievement of preestablished performance goals. The Plan shall become effective as of October 1, 1994, and shall remain in effect until terminated by the Board of Directors of the Company. Notwithstanding any provision herein to the contrary, no amount shall be paid under the Plan unless and until the stockholders of the Company approve the Plan prior to September 30, 1995.

  1.2 PURPOSE. The purpose of the Plan is to provide Key Employees with a meaningful annual incentive opportunity geared toward the achievement of specific corporate and/or individual goals.

                                   ARTICLE 2

                                  DEFINITIONS

  2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

    (a) "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

    (b) "CAUSE" means the occurrence of any one of the following:

      (i) The willful and continued failure by a Participant to substantially perform his/her duties (other than any such failure resulting from the Participant's disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed his/her duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice; or

      (ii) The Participant's conviction for an act of fraud, embezzlement, theft, or other criminal act constituting a felony; or

      (iii) The willful engaging by the Participant in gross misconduct or malfeasance. However, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company; or

      (iv) The violation of the Company's Standards of Conduct, which violation is determined to be material by the Committee.

    (c) "COMMITTEE" means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan. The membership of the Committee shall in all cases be comprised solely of two or more outside directors (within the meaning of Section 162(m)).

    (d) "COMPANY" means Baker Hughes Incorporated, a Delaware corporation, and any successor thereto.

    (e) "FINAL AWARD" means the actual award earned for a Plan Year by a Participant as determined by the Committee (see Article 5.4 herein).

    (f) "KEY EMPLOYEE" means an employee of the Company, or any of its subsidiaries, who, in the opinion of the Chief Executive Officer of the Company, is in a position to significantly contribute to the growth and profitability of the Company (see Article 4 herein).

    (g) "PARTICIPANT" means a Key Employee who is nominated for participation by the Chief Executive Officer of the Company and then is selected by the Committee to participate in the Plan (see Article 4 herein).

    (h) "PLAN YEAR" means the Company's fiscal year commencing October 1 and ending September 30.

    (i) "SECTION 162(M)" means section 162(m) (or any successor provision) of the Internal Revenue Code of 1986, as amended, and applicable interpretive authority thereunder.

  2.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

  2.3 SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                   ARTICLE 3

                                 ADMINISTRATION

  3.1 THE COMMITTEE. This Plan shall be administered by the Committee in accordance with the rules that it may establish from time to time that are not inconsistent with the provisions of the Plan.

  The determination of the Committee as to any disputed question arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon persons.

  3.2 INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Restated Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                   ARTICLE 4

                         ELIGIBILITY AND PARTICIPATION

  4.1 ELIGIBILITY. Eligibility for participation in the Plan shall be limited to those Key Employees who, by the nature and scope of their position, contribute to the overall results or success of the Company and its subsidiaries.

  4.2 PARTICIPATION. Participation in the Plan shall be determined annually based upon the recommendation of the Chief Executive Officer of the Company and the approval of the Committee. Employees approved for participation shall be notified in writing of their selection, and of their performance goals and related Award Opportunities (as defined in Article 5.1), as soon after approval as is practicable.

  4.3 PARTIAL PLAN YEAR PARTICIPATION. The Committee may, upon recommendation of the Chief Executive Officer of the Company, allow an individual who becomes eligible after the beginning of a Plan Year to participate in the Plan for that year. In such case, the Participant's Final Award normally shall be prorated based on the number of full months of participation. However, the Committee may, based upon the recommendation of the Chief Executive Officer of the Company, authorize an unreduced Final Award.

  4.4 TERMINATION OF APPROVAL. The Committee may withdraw its approval for participation in the Plan for a Participant at any time. In the event of such withdrawal, the employee concerned shall cease to be a Participant as of the date designated by the Committee and the employee shall be notified of such withdrawal as soon as practicable following such action. Further, such employee shall cease to have any right to a Final Award for the Plan Year in which such withdrawal is effective; provided, however, that the Committee may, in its sole discretion, authorize a prorated award based on the number of full months of participation prior to the effective date of such withdrawal.

                                   ARTICLE 5

                              AWARD DETERMINATION

  5.1 AWARD OPPORTUNITIES. As soon as practicable (but in no event later than ninety (90) days) after the beginning of each Plan Year, the Committee shall establish, in writing, maximum, target, and minimum incentive award levels (the "AWARD OPPORTUNITIES") for each Participant. The established Award Opportunities may vary in relation to the responsibility level of the Participant. In the event a Participant changes job levels or salary grades during the Plan Year, the Award Opportunities may be adjusted by the Committee, in its sole discretion, to reflect the amount of time at each job level and/or in each salary grade.

  5.2 PERFORMANCE GOALS. As soon as practicable (but in no event later than ninety (90) days) after the beginning of each Plan Year, the Committee shall establish, in writing, performance goals for each Participant for that Plan Year. The goals will be based on one or more financial objectives of the Company determined by and defined by the Committee, which objectives may include profits before-tax, profits after-tax, earnings per share, and/or the ratio of after-tax profits to net capital employed; provided, however, that as an alternative to other goals, and in addition thereto, an Award Opportunity shall provide an element based on a goal tied to total shareholder return ("TSR"), as defined by the Committee and discussed in Article 5.4. Nonfinancial objectives may also be included in a Participant's performance goals, and will not represent more than 20 percent of target Award Opportunities, as discussed in Article 5.1. Notwithstanding the foregoing, no covered employee (as such term is defined in Section 162(m)) may have any portion of his Final Award based on nonfinancial, subjective performance goals.

  5.3 ADJUSTMENT OF PERFORMANCE GOALS. The Committee shall have the right to adjust the performance goals (either up or down) during the Plan Year if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and unduly influenced the Company's ability to meet them. Further, in the event of a Plan Year of less than twelve
(12) months, the Committee shall have the right to adjust the performance goals, at its discretion, to protect the purpose and intent of the Plan. Notwithstanding the foregoing, no such adjustment shall be made with respect to an individual who is a covered employee (within the meaning of Section 162(m)) to the extent the same is considered an upward discretionary increase in the amount of the Final Award for such individual (within the meaning of Section 162(m)).

  5.4 FINAL AWARD DETERMINATIONS. As soon as practicable after the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. The Committee shall certify to what extent the performance goals established pursuant to Article 5.2 and any other material terms of an award were in fact satisfied. Then, two (2) independent computations will be made, as follows:

    (a) Achievement of financial goals (other than TSR goals), as discussed in Article 5.2, shall be assessed via a quantitative formula established by the Committee. Individuals' award calculations will be based on varying Award Opportunities, as discussed in Article 5.1. Adjustment will be made to reflect nonfinancial objectives for eligible Participants, as described in Article 5.2.

    (b) Achievement of TSR goals, as discussed in Article 5.2, shall be assessed via a quantitative formula established by the Committee. Individuals' award calculations will be based on one-half of the target Award Opportunity, as discussed in Article 5.1.

The greater of the resulting two calculations will be used to determine the Final Award paid for the Plan Year. In determining the Final Award, the Committee, in its sole discretion, may increase or decrease calculated amounts to reflect factors regarding performance during the Plan Year which were not, in the sole opinion of the Committee, appropriately reflected in the Final Award calculation. Notwithstanding the foregoing, the Final Award to an individual who is a covered employee (within the meaning of Section 162(m)) will not be subject to upward discretionary adjustment by the Committee. Downward discretionary adjustment for these individuals will be permitted to the extent that such downward adjustments do not prevent the Final Awards to those individuals from being deductible by the Company for federal income tax purposes under Section 162(m).

  5.5 INDIVIDUAL AWARD CAP. The maximum annual Final Award any individual may receive in connection with the Plan is $1,000,000.

                                   ARTICLE 6

                            PAYMENT OF FINAL AWARDS

  As soon as practicable following the end of each Plan Year, Final Award payments shall be paid in cash.

                                   ARTICLE 7

                           TERMINATION OF EMPLOYMENT

  7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. In the event a Participant's employment is terminated by reason of death, total and permanent disability (as determined by the Committee), or retirement, the Final Award, determined in accordance with Article 5.4 herein, shall be reduced so that it reflects only participation prior to termination. This reduction shall be determined by multiplying said Final Award by a fraction, the numerator of which is the months of participation through the date of termination rounded up to whole months, and the denominator of which is twelve (12). The Final Award thus determined plus all unpaid amounts, if any, from previous years shall be paid as soon as practicable following the Committee's determinations under
Article 5.4 hereof for that Plan Year.

  7.2 EMPLOYMENT TRANSFERS. If a Participant transfers from one division to another division within the Company, the Final Award for the Participant's time at the Participant's former division will be prorated for the number of whole months rounded to the nearest whole month of the Plan Year the Participant was at that division. The Final Award will be determined as soon as practicable after the end of the Plan Year and will be based on the financial results at the close of the Plan Year. The Final Award will be paid at the same time the other Final Awards for that division are paid. If a Participant is eligible for a Final Award in his new position, the Final Award will be based on the months left in the Plan Year, on his new base salary level and Award Opportunities, as determined by the Committee based upon the recommendation of the Chief Executive Officer of the Company.

  7.3 DISPOSITION OF BUSINESS. If the Participant's division is disposed of during the Plan Year, payment of the Participant's Final Award shall be determined in accordance with the following alternatives:

    (a) If the acquiring party of the division offers employment to the Participant and assumes the obligations under the Plan, either directly or indirectly, and the Participant accepts such offer of employment, the Company shall not be obligated to pay the Final Award and such obligation shall be that of the acquiring party in accordance with the Final Award parameters; or

    (b) If the acquiring party does not assume the obligations under the Plan, whether or not the Participant is offered and accepts employment, then the Participant will receive a prorated Final Award for the portion of the Plan Year that the Participant was employed by the Company prior to the date of the consummation of the sale of the division, to be paid at the same time other Final Awards are paid under the Plan. The computation shall be made on the basis of the number of whole months rounded to the nearest whole month of the Plan Year that the Participant was in active service with the Company; or

    (c) If the acquiring party of the division offers employment to the Participant and assumes the obligations under the Plan, either directly or indirectly, and the Participant rejects such employment, the Participant shall be deemed to have voluntarily resigned as provided under Article 7.4 below.

  7.4 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event a Participant's employment is terminated voluntarily by the employee or by the Company for Cause, all of the Participant's rights to a Final Award for the Plan Year then in progress shall be forfeited. If a Participant's termination is for any reason other than as described in Article 7.3, death, disability, retirement, voluntary resignation, or Cause, the Participant will receive a prorated bonus award for the portion of the Plan Year that the Participant was employed by the Company, computed as determined by the Committee, to be paid at the same time other Final Awards are paid under the Plan.

                                   ARTICLE 8

                             RIGHTS OF PARTICIPANTS

  8.1 EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time for any reason, nor confer upon any Participant any right to continue in the employ of the Company. For all purposes of the Plan, a Participant shall be considered to be in the employment of the Company as long as he or she remains employed on a full-time basis by the Company or any of its subsidiaries or is on an authorized leave of absence approved by the Committee. Any question as to whether and when there has been a termination of a Participant's employment, and the reason for such termination, shall be determined solely by the Committee, and its determination shall be final and conclusive.

  8.2 PARTICIPATION. No Participant or other employee shall at any time have a right to be selected for participation in the Plan for any Plan Year, despite having been selected for participation in a previous Plan Year.

  8.3 NONTRANSFERABILITY. No right or interest of any Participant in this Plan shall be assigned or transferable, or subject to any lien, directly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

                                   ARTICLE 9

                            BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                                   ARTICLE 10

                           AMENDMENT AND TERMINATION

  The Board may modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his beneficiary in the case of the death of the Participant), reduce the right of a Participant (or his beneficiary as the case may be) to a payment or distribution hereunder to which he is entitled with respect to a Plan Year that has ended prior to such modification, amendment, suspension, or termination.

                                   ARTICLE 11

                         GOVERNING LAW AND WITHHOLDING

  11.1 GOVERNING LAW. THE PLAN, AND ALL AWARDS HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

  11.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under this Plan any Federal, state, or local taxes required by law to be withheld with respect to such payments.

                                                                       EXHIBIT B

                           BAKER HUGHES INCORPORATED

                             1995 STOCK AWARD PLAN

                                   I. PURPOSE

  The purpose of the BAKER HUGHES INCORPORATED 1995 STOCK AWARD PLAN (the "PLAN") is to provide a means through which BAKER HUGHES INCORPORATED, a Delaware corporation (the "COMPANY"), and its subsidiaries may attract able persons to enter the employ of the Company and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting stock Awards to Employees as provided herein.

                                II. DEFINITIONS

  The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

    (a) "AWARD" means, individually or collectively, any stock award granted under the Plan.

    (b) "AWARD AGREEMENT" means a written agreement between the Company and a Holder with respect to an Award.

    (c) "BOARD" means the Board of Directors of the Company.

    (d) "CODE" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

    (e) "COMMITTEE" means the committee charged with the administration of the Plan in accordance with Article IV.

    (f) "COMMON STOCK" means the common stock, par value $1 per share, of the Company.

    (g) "COMPANY" means Baker Hughes Incorporated.

    (h) "EMPLOYEE" means any person in an employment relationship with the Company or with one of its subsidiaries.

    (i) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

    (j) "HOLDER" means an Employee who has been granted an Award.

    (k) "PLAN" means Baker Hughes Incorporated 1995 Stock Award Plan, as amended from time to time.

    (l) "RULE 16B-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

                  III. EFFECTIVE DATE AND DURATION OF THE PLAN

  The Plan shall be effective as of October 26, 1994, the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter and on or prior to the date of the first annual meeting of stockholders of the Company held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-3. No further Awards may be granted under the Plan after October 26, 2004. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                               IV. ADMINISTRATION

  (a) COMPOSITION OF COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board which shall be (i) appointed by the Board,
(ii) consist of at least three members of the Board and (iii) constituted so as to permit the Plan to comply with Rule 16b-3. No member of the Committee shall be eligible to receive an Award under the Plan and no person who has received an Award in the preceding year shall be eligible to serve on the Committee.

  (b) POWERS. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which Employees shall receive an Award, the time or times when such Award shall be made, the number of shares of Common Stock which may be issued under each such Award, and the vesting requirements which apply to each such Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

  (c) ADDITIONAL POWERS. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

                 V. AWARD LIMITS AND SHARES SUBJECT TO THE PLAN

  (a) AWARD LIMITS. The Committee may, from time to time, grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of paragraph VI. Subject to paragraph VIII, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 350,000 shares. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award.

  (b) STOCK OFFERED. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                VI. ELIGIBILITY

  Awards may be granted only to key Employees (including officers and directors who are also key Employees) as determined by the Committee. An Award may be granted on more than one occasion to the same person.

                               VII. STOCK AWARDS

  (a) AWARD GRANTS. Awards which may be granted by the Committee pursuant to the Plan are rights to receive shares of Common Stock which vest over a period of time or upon the occurrence of an event as established by the Committee, without payment of any amounts by the Holder thereof to the Company (except to the extent otherwise required by law, such as income or transfer taxes) or satisfaction of any performance criteria or objectives.

  (b) AWARD PERIOD. The Committee shall establish, with respect to and at the time of each Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

  (c) AWARDS CRITERIA. In determining the grant of an Award, the Committee may take into account an individual's responsibility level, performance, potential, length of service, age, other Awards, compensation, other Common Stock ownership and such other considerations as it deems appropriate.

  (d) PAYMENT. Following the end of the vesting period for an Award, the Holder of an Award shall be entitled to receive the underlying shares of Common Stock represented by the Award as soon as administratively practicable following such vesting. Cash dividend equivalents may be paid during or after the vesting period with respect to an Award, as determined by the Committee.

  (e) TERMINATION OF EMPLOYMENT. An Award shall terminate if the Holder does not remain continuously in the employ of the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee or as set forth in the Award at the time of grant.

  (f) AGREEMENTS. At the time any Award is made under this paragraph VII, the Company and the Holder shall enter into an Award Agreement setting forth each of the matters contemplated hereby as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical.

                    VIII. RECAPITALIZATION OR REORGANIZATION

  (a) The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced.

  (b) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted, the Holder shall be entitled to receive under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled to receive pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

  (c) In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this paragraph VIII, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number of shares of Common Stock subject to such Awards. In the event of any such change in the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

  (d) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reoganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act of proceeding.

  (e) Any adjustment provided for in Subparagraphs (a), (b) or (c) above shall be subject to any required stockholder action.

  (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted.

                   IX. AMENDMENT AND TERMINATION OF THE PLAN

  The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan;

    (a) to increase the maximum number of shares which may be issued pursuant to Awards, except as provided in paragraph VIII;

    (b) to change the class of individuals eligible to receive Awards under the Plan;

    (c) to extend the maximum period during which Awards may be granted under the Plan;

    (d) to modify materially the requirements as to eligibility for participation in the Plan;

    (e) to materially increase the benefits accruing to participants under the Plan; or

    (f) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

                                X. MISCELLANEOUS

  (a) NO RIGHT TO AN AWARD. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award or any of the rights hereunder except as may be evidenced by an Award or by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of Common Stock or other assets to assure the payment of any Award.

  (b) NO EMPLOYMENT RIGHTS CONFERRED. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time.

  (c) OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

  (d) NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

  (e) RESTRICTIONS ON TRANSFER. An Award shall not be transferable otherwise than by will or the laws of descent and distribution.

  (f) RULE 16B-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

  (g) GOVERNING LAW. This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

                                      LOGO

                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                              AND PROXY STATEMENT

                                JANUARY 25, 1995

                           BAKER HUGHES INCORPORATED

                                3900 ESSEX LANE

                                 HOUSTON, TEXAS

                           BAKER HUGHES INCORPORATED
                     P.O. BOX 4740, HOUSTON, TX 77210-4740

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. D. Woods and F. Myers as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Baker Hughes Incorporated held of record by the undersigned on December 7, 1994, at the Annual Meeting of Stockholders to be held on January 25, 1995 or any adjournment thereof.

                                             COMMENTS: (change of address)
The Board of Directors favors a           __________________________________
vote FOR Election of J.S. Blanton,        __________________________________
H.M. Conger, J.F. Maher and D.G.          __________________________________
Mead as Class I Directors.                __________________________________
                                                                      (over)
P R O X Y

                       __
/x/ Please mark your  |                                             |
    votes as in this                                                |    7667
    example.                                                         ----

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE APPROVAL OF THE 1995 EMPLOYEE ANNUAL INCENTIVE COMPENSATION PLAN, THE 1995 STOCK AWARD PLAN AND THE AMENDMENT TO THE 1987 EMPLOYEE STOCK PURCHASE PLAN AND AGAINST STOCKHOLDER PROPOSAL NO. 1.

                                 FOR                WITHHELD
1. FOR                           / /     WITHHELD      / /
   all nominees                          from all
                                         nominees
For, except vote withheld from the following nominee(s):

________________________________________________________

2. 1995 Employee                 FOR      AGAINST   ABSTAIN
   Annual Incentive              / /        / /       / /
   Compensation Plan

3. 1995 Stock                    / /        / /       / /
   Award Plan

4. Amendment to 1987             / /        / /       / /
   Employee Stock
   Purchase Plan

5. Stockholder
   Proposal No. 1                / /        / /       / /



                                   Please sign name(s) exactly as printed
                                   hereon. In signing as attorney, adminis-trator, guardian or trustee, please give title as such.

                                   PLEASE MARK, SIGN AND DATE ABOVE AND
                                   RETURN PROMPTLY.

                                   _________________________________________

                                   _________________________________________
                                    SIGNATURE(S)                  DATE